2


For the period ended 6/30/99
File number 811-7064

                         SUB-ITEM 77 Q1

                         EXHIBIT 1DRAFT

                   THE TARGET PORTFOLIO TRUST

            (Small Capitalization Growth Portfolio)

                     SUBADVISORY AGREEMENT



      Agreement  made  on  this 26th day of  May,  1999,  between

Prudential Investments Fund Management LLC (PIFM or the Manager),

a  New York limited liability company, and [Name of Adviser] (the

Adviser),  a  [corporation, partnership, LLC etc.]Sawgrass  Asset

Management,  L.L.C. (the Adviser), a Delaware  limited  liability company.

      WHEREAS, PIFM has entered into a management agreement  (the

Management  Agreement)  with  The  Target  Portfolio  Trust  (the

Trust),  a  Delaware  business trust and an  open-end  management investment company registered under the Investment Company Act of

1940  (the 1940 Act), pursuant to which PIFM will act as  manager of the Trust.

      WHEREAS,  shares  of  the Trust are divided  into  separate series  or  portfolios  (each  a portfolio),  each  of  which  is established  pursuant  to a resolution of  the  Trustees  of  the

Trust,  and  the  Trustees may from time to time  terminate  such portfolios or establish and terminate additional portfolios.

       WHEREAS,   PIFM  has  the  responsibility  of  evaluating,

recommending, supervising and compensating investment advisers to each portfolio of the Trust and desires to retain the Adviser  to provide  investment advisory services to the Small Capitalization

Growth  Portfolio of the Trust (the Fund) in connection with  the management of the Trust and to manage such portion of the Fund as the  Manager shall from time to time direct, and the  Adviser  is willing to render such investment advisory services.







     NOW, THEREFORE, the Parties agree as follows:

     1.    (a)  Subject to the supervision of the Manager and  of

     the  Trustees  of the Trust, the Adviser shall  manage  such portion  of  the investment operations of the  Fund  as  the

     Manager  shall  direct and shall manage the  composition  of such  portion of the Fund, including the purchase, retention and  disposition  thereof,  in accordance  with  the  Fund's investment objective, policies and restrictions as stated in the  Prospectus (such Prospectus and Statement of Additional

     Information  as  currently  in  effect  and  as  amended  or supplemented  from  time  to time being  herein  called  the

     "Prospectus") as delivered to the Adviser from time to  time by the Manager and subject to the following understandings:

           (i)    The Adviser shall provide supervision  of  such

     portion of the Fund's investments and determine from time to time  what  investments and securities  will  be  purchased,

     retained,  sold or loaned by the Fund, and what  portion  of the assets it manages will be invested or held uninvested as cash.

           (ii)  In the performance of its duties and obligations

     under  this  Agreement, the Adviser shall act in  conformity with  the  Agreement and Declaration of Trust,  By-Laws  and

     Prospectus  of  the Trust and the Fund as  provided  to  the

     Adviser by the Manager and with the written instructions and directions of the Manager and of the Trustees of  the  Trust and  will conform to and comply with the requirements of the

     1940 Act, the Internal Revenue Code of 1986, as amended, and all other applicable federal and state laws and regulations.

           (iii)  The Adviser shall determine the securities  and

     futures  contraccommodities or other assets to be  purchased or  sold  by such portion of the Fund and will place  orders pursuant  to its determination with or through such persons,

     brokers,  dealers or futures commission merchants (including but  not  limited to Prudential Securities Incorporated)  to carry  out the policy with respect to brokerage as set forth in  the Trust's Registration Statement and Prospectus or  as

     the Trustees may direct from time to time.  In providing the

     Fund with investment supervision, it is recognized that  the

     Adviser will give primary consideration to securing the most

     favorable  price  and  efficienbest execution.   Within  the

     framework  of  this  policy, the Adviser  may  consider  the

     financial    responsibility,   research    and    investment

     information and other services provided by brokers,  dealers or futures commission merchants who may effect or be a party to  any such transaction or other transactions to which  the

     Adviser's  other clients may be a party.  It  is  understood that  Prudential Securities Incorporated may be  used  as  a broker  for securities transactions but that no formula  has

     been   adopted  for  allocation  of  the  Fund's  investment

     transaction  business.   It is also understood  that  it  is

     desirable  for  the Trust that the Adviser  have  access  to supplemental investment and market research and security and economic  analysis provided by brokers or futures commission merchants who may execute brokerage transactions at a higher cost  to the Trust than may result when allocating brokerage to  other  brokers solely on the basis of seeking  the  most

     favorable  price and efficienlowest price.   Therefore,  the

     Adviser  is authorized to place orders for the purchase  and sale  of securities and commodities or other assets for  the

     Fund  with  such  brokers or futures  commission  merchants,

     subject  to  review by the Trustees from time to  time  with respect to the extent and continuation of this practice.  It is  understood that the services provided by such brokers or futures commission merchants may be useful to the Adviser in connection with the Adviser's services to other clients.

           On  occasions when the Adviser deems the  purchase  or

     sale  of a security, commodity  or other asset to be in  the best  interest of the Fund as well as other clients  of  the

     Adviser,  the Adviser, to the extent permitted by applicable laws  and regulations, may, but shall be under no obligation to, aggregate the securities, commodities or other assets to be  sold  or purchased in order to obtain the most favorable

     price   or  lower  brokerage  commissions  and  efficienbest

     execution.   In  such event, allocation of  the  securities,

     commodities or other assets so purchased or sold, as well as the  expenses incurred in the transaction, will be  made  by the  Adviser in the manner the Adviser considers to  be  the most equitable and consistent with its fiduciary obligations to the Trust and to such other clients.

           (iv)  The Adviser shall maintain all books and records

     with  respect  to  the  portfolio transactions  required  by subparagraphs  (b)(5),  (6), (7), (9),  (10)  and  (11)  and paragraph  (f)  of Rule 31a-1 under the 1940 Act  and  shall render to the Trustees such periodic and special reports  as the Board may reasonably request.

           (v)  The  Adviser shall provide the Trust's  custodian

     (the  Custodian)  on  each  business  day  with  information relating to all transactions concerning the portion  of  the

     Fund's assets it manages and shall provide the Manager  with such  information upon request of the Manager.  The  Adviser shall  reconcile  its records of the Fund's  securities  and cash managed by the Adviser with statements provided by  the

     Custodian  at  least  once each month.   The  Adviser  shall

     provide  the  Manager  with a written report  on  each  such reconciliation,  including information on any  discrepancies noted  and actions taken by the Adviser in response thereto,

     by  the  tenth  business day of the following month  to  the extent reasonably practicable.

          (vi) The investment management services provided by the

     Adviser  hereunder are not exclusive, and the Adviser  shall be free to render similar services to others.

          (b)  Services to be furnished by the Adviser under this

Agreement  may be furnished    through the medium of any  of  its

[directors/partners]directors, officers or employees.

           (c)   The  Adviser  shall keep the  Fund's  books  and

records  required to be   maintained by the Adviser  pursuant  to

paragraph  1(a)(iv)  hereof  and  shall  timely  furnish  to  the

Manager  all  information  relating  to  the  Adviser's  services

hereunder needed by the Manager to      keep the other books  and

records  of the Trust required by Rule 31a-1 under the 1940  Act.

The   Adviser agrees that all records which it maintains for  the

Fund  are  the  property of the Trust      and the  Adviser  will

surrender  promptly  to the Trust any of such  records  upon  the

Trust's    request.  The Adviser further agrees to  preserve  for

the  periods  prescribed by Rule 31a-2 under   the 1940  Act  any

such  records as are required to be maintained by it pursuant  to

paragraph      1(a) hereof.

          (d)  The Adviser agrees to maintain adequate compliance

procedures to ensure its      compliance with the 1940  Act,  the

Investment  Advisers  Act  of  1940  (Advisers  Act)  and   other

applicable state and federal laws and regulations.

          (e)  The Adviser shall furnish to the Manager copies of

all  records prepared in  connection with (i) the performance  of this  Agreement  and (ii) the maintenance ofreports  prepared  in accordance with the compliance procedures maintained pursuant  to

paragraph 1(d) hereof as      the Manager may reasonably request.

      2.    The Manager shall continue to have responsibility for

all  services  to  be  provided  to  the  Fund  pursuant  to  the

Management  Agreement and shall oversee and review the  Adviser's performance of its duties under this Agreement.

      3.    The  Manager  shall compensate the  Adviser  for  the

services  provided  and  the expenses assumed  pursuant  to  this

Subadvisory Agreement at the annual rate of [.30].30 of 1% of the average  daily net assets of the portion of the Fund  managed  by the Adviser.  This fee will be computed daily and paid monthly.

      4.    The  Adviser  shall not be liable for  any  error  of

judgment or for any loss suffered by the Fund, the Trust  or  the

Manager  in  connection with the matters to which this  Agreement relates,  except  a loss resulting from willful misfeasance,  bad

faith   or  gross  negligence  on  the  Adviser's  part  in   the

performance of its duties or from its reckless disregard  of  its obligations  and duties under this Agreement, provided,  however,

that  nothing  in  this Agreement shall be deemed  to  waive  any rights  the  Manager  or the Trust may have against  the  Adviser under  federal or state securities laws, including  for  acts  of good faith.

     5.   This Agreement shall continue in effect for a period of

more  than  two years from the date hereof only so long  as  such

continuance  is  specifically  approved  at  least  annually   in

conformity  with  the  requirements of the  1940  Act;  provided,

however,  that this Agreement may be terminated by the  Trust  at any time, without the payment of any penalty, by the Trustees  or by  vote  of a majority of the outstanding voting securities  (as defined  in the 1940 Act) of the Fund, or by the Manager  or  the

Adviser at any time, without the payment of any penalty,  on  not more  than 60 days' nor less than 30 days' written notice to  the other party.  This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon  the termination of the Management Agreement.

      6.    Nothing in this Agreement shall limit or restrict the

right  of  any  of  the  Adviser's [directors/partners]directors,

officers  or  employees to engage in any  other  business  or  to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or dissimilar nature,  nor  limit the Adviser's right to engage  in  any  other business  or  to  render  services  of  any  kind  to  any  other corporation, firm, individual or association.

      7.    During the term of this Agreement, the Manager agrees

to  furnish the Adviser at its principal office all prospectuses,

proxy  statements, reports to shareholders, sales  literature  or other  material prepared for distribution to shareholders of  the

Trust  or  the  public, which refer to the Adviser  in  any  way;

provided,  however,  that  any  such  item  which  describes   or

characterizes  the Adviser's investment process with  respect  to the  Fund, the names of any of its clients (other than the  Trust or  advisory clients of PIFM and its affiliates) or  any  of  its performance  results shall be furnished to the Adviser  by  first class or overnight mail, facsimile transmission equipment or hand delivery prior to use thereof, and such item shall not be used if the  Adviser  reasonably objects to such use  in  writing  within forty-eight  (48) hours (or such other time as  may  be  mutually

agreed)   after receipt thereof (provided, however, that if  such

item  is not received by the Adviser during normal business hours on  a  business day, such period shall end forty-eight (48) hours after  the  start of normal business hours on the next succeeding business day).

      8.    This Agreement may be amended by mutual consent,  but

the  consent of the Trust must be obtained in conformity with the requirements of the 1940 Act.























9.   THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF

NEW YORK.

      IN  WITNESS  WHEREOF, the parties hereto have  caused  this instrument to be executed by their officers designated  below  on the day and year first above written.


                           PRUDENTIAL INVESTMENTS FUND MANAGEMENT LLC

                           By /s/Neil A. McGuiness


                            SAWGRASS  ASSET MANAGEMENT, L.L.C.[NAME  OF
  ADVISER]



                           By
                                [Name]
                                [Title]


                           By /s/Dean McQuiddy